Exhibit 99.1

Universal Logistics Holdings, Inc. Reports Fourth Quarter 2025 Financial Results; Declares Dividend

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Fourth Quarter 2025 Operating Revenues: $385.4 million
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Fourth Quarter 2025 Operating Income: $17.5 million
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Fourth Quarter 2025 Earnings Per Share: $0.14 per share
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Declares Quarterly Dividend: $0.105 per share

Warren, MI – March 13, 2026 — Universal Logistics Holdings, Inc. (NASDAQ: ULH) today reported consolidated fourth quarter 2025 net income of $3.7 million, or $0.14 per basic and diluted share, on total operating revenues of $385.4 million.

For comparative purposes, Universal reported total operating revenues of $465.1 million, net income of $20.2 million, and $0.77 earnings per basic and diluted share for the corresponding period last year.

In the fourth quarter 2025, Universal’s operating income was $17.5 million, compared to $38.3 million in the fourth quarter one year earlier. As a percentage of operating revenue, operating margin for the fourth quarter 2025 was 4.5%, compared to 8.2% during the same period last year.

The Company's EBITDA, a non-GAAP measure, during the fourth quarter 2025 was $57.1 million, compared to $73.5 million one year earlier. As a percentage of operating revenue, EBITDA margin for the fourth quarter 2025 was 14.8%, compared to 15.8% during the same period last year.

The Company provides reconciliations of each non-GAAP financial measure used in this release to the most directly comparable financial measures calculated and presented in accordance with GAAP. These quantitative reconciliations, together with management’s explanation of the purposes for which the non-GAAP measures are used, are presented in the accompanying tables and related disclosures.

“The fourth quarter of 2025 yielded mixed results within our service portfolio,” stated Tim Phillips, Universal's CEO. “Our contract logistics and trucking segments performed in line with expectations, while underperformance in intermodal remained a meaningful headwind to our overall results. We remain focused on driving efficiencies in our operations and executing cost-saving initiatives across the organization to support profitable growth. While market conditions remain muted, we believe the strength and resilience of Universal's business model will drive our long-term success.”

Segment Information:

Contract Logistics

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Fourth Quarter 2025 Operating Revenues: $268.6 million
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Fourth Quarter 2025 Operating Income: $23.2 million

In the contract logistics segment, which includes our value-added and dedicated services, fourth quarter 2025 operating revenues decreased 12.6% to $268.6 million, compared to $307.4 million for the same period last year. The year-over-year decrease primarily reflects the absence of revenues associated with our specialty development project in Stanton, Tennessee, which contributed $51.3 million to operating revenues in the fourth quarter of 2024 and was completed in that period.

Included in contract logistics segment revenues were $7.4 million in separately identified fuel surcharges from dedicated transportation services, compared to $8.3 million in the same period last year. At the end of the fourth quarter 2025, we managed 78 value-added programs, compared to a total of 90 programs at the end of the fourth quarter 2024.

Income from operations in the contract logistics segment during the fourth quarter 2025 was $23.2 million, compared to $39.1 million during the same period last year. As a percentage of revenue, operating margin for the segment was 8.6% for the fourth quarter 2025, compared to 12.7% in the prior-year period.

Intermodal

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Fourth Quarter 2025 Operating Revenues: $52.7 million
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Fourth Quarter 2025 Operating (Loss): $(10.6) million

Operating revenues in the intermodal segment decreased 27.9% to $52.7 million in the fourth quarter 2025, compared to $73.1 million for the same period last year. The year-over-year decline reflects lower load volumes and reduced pricing.

Included in intermodal segment revenues for the fourth quarter 2025 were $6.5 million in separately identified fuel surcharges, compared to $9.1 million in the prior-year period. Intermodal segment revenues also included other accessorial charges, such as detention, demurrage and storage, totaling $7.1 million, compared to $8.6 million one year earlier.

Load volumes declined 19.1% year-over-year, while average operating revenue per load, excluding fuel surcharges, declined an additional 8.9%. Operating losses in the intermodal segment for the fourth quarter 2025 were $(10.6) million, compared to an operating loss of $(9.7) million in the same period last year. As a percentage of revenue, operating margin for the segment was (20.0)% in the fourth quarter 2025, compared to (13.2)% in the prior-year period.

Trucking

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Fourth Quarter 2025 Operating Revenues: $64.1 million
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Fourth Quarter 2025 Operating Income: $4.5 million

In the trucking segment, fourth quarter 2025 operating revenues decreased 23.6% to $64.1 million, compared to $83.8 million for the same period last year.

Fourth quarter 2025 trucking segment revenues included $15.3 million of brokerage services, compared to $22.8 million in the prior-year period. Also included in our trucking segment revenues were $3.1 million in separately identified fuel surcharges, compared to $4.1 million one year earlier.

On a year-over-year basis, load volumes declined 25.9%, while average operating revenue per load, excluding fuel surcharges, increased 6.7%. Income from operations in the trucking segment during the fourth quarter 2025 was $4.5 million, compared to $5.8 million in the same period last year. As a percentage of revenue, operating margin in the segment was 7.0% in the fourth quarter 2025, compared to 6.9% in the prior-year period.

Cash Dividend

Universal Logistics Holdings, Inc. also announced today that its Board of Directors has declared a cash dividend of $0.105 per share of common stock. The dividend is payable to shareholders of record at the close of business on March 23, 2026 and is currently expected to be paid on April 3, 2026.

Other Matters

As of December 31, 2025, Universal held $26.8 million in cash and cash equivalents and $10.4 million in marketable securities. Outstanding debt at the end of the fourth quarter 2025 was $802.3 million, and capital expenditures during the quarter totaled $32.9 million.

Universal calculates and reports certain financial metrics, in addition to those prepared in accordance with GAAP, for purposes of its lending arrangements and to assist management in evaluating operating performance by isolating and excluding the impact of certain non-operating expenses associated with corporate development activities. These measures are described in more detail below in the section captioned “Non-GAAP Financial Measures.”

Source: Universal Logistics Holdings, Inc.

For Further Information:

Steven Fitzpatrick, Investor Relations

SFitzpatrick@UniversalLogistics.com

About Universal:

Universal Logistics Holdings, Inc. (“Universal”) is a holding company whose subsidiaries provide a variety of customized transportation and logistics solutions throughout the United States and in Mexico and Canada. Our operating subsidiaries provide our customers with supply chain solutions that can be scaled to meet their changing demands. We offer our customers a broad array of services across their entire supply chain, including value-added, dedicated, intermodal and trucking services. In this press release, the terms “us,” “we,” “our,” or the “Company” refer to Universal and its consolidated subsidiaries.

Forward Looking Statements

Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements can be identified by words such as “expect,” “anticipate,” “intend,” “plan,” “goal,” “prospect,” “seek,” “believe,” “targets,” “project,” “estimate,” “future,” “likely,” “may,” “should” and similar references to future periods.

Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These risks and uncertainties include, but are not limited to, market conditions; customer demand; pricing and competitive pressures; the timing, execution, and effectiveness of cost-reduction, efficiency, or restructuring initiatives; operating costs; labor availability; and other factors affecting operating income and margins.

Additional information about the factors that may adversely affect these forward-looking statements is contained in Universal’s reports and filings with the Securities and Exchange Commission. Universal assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Statements of Income

(In thousands, except per share data)

	Thirteen Weeks Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating revenues:
Truckload services	$48,786	$61,850	$182,905	$234,397
Brokerage services	16,066	25,545	73,913	181,259
Intermodal services	51,929	70,379	252,095	300,721
Dedicated services	84,912	77,821	337,919	344,210
Value-added services	183,734	229,536	711,565	785,448
Total operating revenues	385,427	465,131	1,558,397	1,846,035

Operating expenses:
Purchased transportation and equipment rent	69,121	100,320	310,435	482,948
Direct personnel and related benefits	176,436	174,871	685,540	583,251
Operating supplies and expenses	46,178	76,291	205,364	293,883
Commission expense	4,179	4,800	17,100	27,285
Occupancy expense	12,597	12,020	49,391	44,209
General and administrative	13,337	16,434	54,166	56,998
Insurance and claims	7,033	5,719	30,090	26,441
Depreciation and amortization	39,056	36,393	146,247	124,188
Impairment expense	—	—	124,411	3,720
Total operating expenses	367,937	426,848	1,622,744	1,642,923
Income from operations	17,490	38,283	(64,347)	203,112
Interest expense, net	(10,747)	(9,828)	(37,807)	(30,207)
Other non-operating income (expense)	582	(1,171)	2,142	837
Income before income taxes	7,325	27,284	(100,012)	173,742
Provision for income taxes	3,590	7,109	(139)	43,835
Net income	$3,735	$20,175	$(99,873)	$129,907

Earnings per common share:
Basic	$0.14	$0.77	$(3.79)	$4.94
Diluted	$0.14	$0.77	$(3.79)	$4.93

Weighted average number of common shares outstanding:
Basic	26,330	26,318	26,328	26,315
Diluted	26,330	26,358	26,339	26,348

Dividends declared per common share:	$0.105	$0.105	$0.420	$0.420

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents	$26,846	$19,351
Marketable securities	10,351	11,590
Accounts receivable - net	261,337	293,646
Other current assets	84,308	85,226
Total current assets	382,842	409,813
Property and equipment - net	819,495	742,366
Other long-term assets - net	569,651	634,658
Total assets	$1,771,988	$1,786,837

Liabilities and shareholders' equity
Current liabilities, excluding current maturities of debt	$203,245	$215,756
Debt - net	797,571	759,085
Other long-term liabilities	230,817	164,973
Total liabilities	1,231,633	1,139,814
Total stockholders' equity	540,355	647,023
Total liabilities and stockholders' equity	$1,771,988	$1,786,837

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data

	Thirteen Weeks Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Contract Logistics Segment:
Average number of value-added direct employees	7,392	7,337	7,411	5,809
Average number of value-added full-time equivalents	56	57	46	88
Number of active value-added programs	78	90	78	90

Intermodal Segment:
Number of loads (a)	81,275	100,457	379,100	417,790
Average operating revenue per load, excluding fuel surcharges (a)	$489	$537	$513	$554
Average number of tractors	1,246	1,451	1,350	1,585
Number of depots	8	8	8	8

Trucking Segment:
Number of loads	26,737	36,068	116,541	155,288
Average operating revenue per load, excluding fuel surcharges	$2,330	$2,183	$2,069	$1,993
Average number of tractors	552	699	595	767
Average length of haul	382	394	378	334

(a) Excludes operating data from freight forwarding division in order to improve the relevance of the statistical data related to our intermodal segment and improve the comparability to our peer companies.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Unaudited Summary of Operating Data - Continued

(Dollars in thousands)

	Thirteen Weeks Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Operating Revenues by Segment:
Contract logistics	$268,646	$307,357	$1,049,484	$1,129,658
Intermodal	52,727	73,095	257,017	308,744
Trucking	64,054	83,840	251,422	331,982
Other	—	839	474	75,651
Total	$385,427	$465,131	$1,558,397	$1,846,035

Income from Operations by Segment:
Contract logistics	$23,177	$39,094	$82,526	$219,084
Intermodal	(10,554)	(9,683)	(162,055)	(27,741)
Trucking	4,487	5,788	13,930	20,963
Other	380	3,084	1,252	(9,194)
Total	$17,490	$38,283	$(64,347)	$203,112

Non-GAAP Financial Measures

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures include adjusted income from operations, adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), and adjusted EBITDA margin.

The Company believes these non-GAAP financial measures provide useful supplemental information to investors by facilitating comparisons of operating performance across periods and by excluding certain items and impairment charges that may not be indicative of our core operating results. These measures are used internally by management to analyze operating performance, develop budgets, and forecast future periods. However, these non-GAAP measures should not be considered in isolation or as a substitute for GAAP financial measures, and other companies may calculate similarly titled measures differently.

Reconciliation to GAAP Measures

Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure are included in the accompanying tables in this press release. Set forth below is a reconciliation of income from operations, the most comparable GAAP measure, to adjusted income from operations; and of net income, the most comparable GAAP measure, to adjusted EBITDA for each of the periods indicated. The Company encourages investors to review these reconciliations in conjunction with our GAAP results.

	Thirteen Weeks Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
	( in thousands, except percentages and per share data)		( in thousands, except percentages and per share data)
Adjusted income from operations
Income (loss) from operations	$17,490	$38,283	$(64,347)	$203,112
Impairment expense	—	—	124,411	3,720
Adjusted income from operations	$17,490	$38,283	$60,064	$206,832

Operating margin (a)	4.5%	8.2%	-4.1%	11.0%
Adjusted operating margin (b)	4.5%	8.2%	3.9%	11.2%

Adjusted EBITDA
Net income (loss)	$3,735	$20,175	$(99,873)	$129,907
Income tax expense (benefit)	3,590	7,109	(139)	43,835
Interest expense, net	10,747	9,828	37,807	30,207
Depreciation	36,258	29,198	129,562	102,688
Amortization	2,798	7,195	16,685	21,500
EBITDA	57,128	73,505	84,042	328,137
Impairment expense	—	—	124,411	3,720
Adjusted EBITDA	$57,128	$73,505	$208,453	$331,857

EBITDA margin (c)	14.8%	15.8%	5.4%	17.8%
Adjusted EBITDA margin (d)	14.8%	15.8%	13.4%	18.0%

(a) Operating margin is computed by dividing income from operations by total operating revenues for each of the periods indicated.

(b) Adjusted operating margin is computed by dividing adjusted income from operations by total operating revenues for each of the periods indicated.

(c) EBITDA margin is computed by dividing EBITDA by total operating revenues for each of the periods indicated.

(d) Adjusted EBITDA margin is computed by dividing adjusted EBITDA by total operating revenues for each of the periods indicated.

We present adjusted income from operations, adjusted operating margin, adjusted EBITDA, and adjusted EBITDA margin because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Adjusted income from operations and adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:

• Adjusted income from operations and adjusted EBITDA do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

• Adjusted income from operations and adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

• Adjusted income from operations and adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts;

• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; and

• Other companies in our industry may calculate adjusted income from operations and adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted income from operations, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and only supplementally adjusted income from operations, adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin.